Exhibit 4.33

AMENDMENT AND NOVATION OF OPERATING AGREEMENT

THIS AMENDMENT AND NOVATION OF OPERATING AGREEMENT (this “Novation Agreement”) is made and effective as of May 1, 2014 (the “Effective Date”), by and among: NetEase Information Technology (Beijing) Co., Ltd. (“NetEase Beijing” or “Party A”), Beijing Guangyitong Advertising Co., Ltd. (“Guangyitong” or “Party B”), William Lei Ding (“William” or “Party D”) and Bo Ding (“Bo”).  Unless otherwise defined, capitalized terms used herein shall have the meaning assigned to them in the Operating Agreement (as defined below).

WHEREAS, NetEase Beijing, Guangyitong, William and Bo are parties to the Operating Agreement, dated May 10, 2000 (the “Operating Agreement”), under which, among other things, Guangyitong, Bo (as Guangyitong’s direct shareholder holding 20% of the equity interests) and William (as the majority shareholder of Guangzhou NetEase Computer System Co., Ltd. (“Guangzhou NetEase”) which holds 80% of the equity interests in Guangyitong) jointly agree that Guangyitong shall not enter into any transaction or fail to take any action which would substantially affect the assets, liabilities, equity or operations of Guangyitong without the prior written consent of NetEase Beijing;

WHEREAS, prior to or on the date of this Novation Agreement, Bo has transferred to William 20% of the equity interests in Guangyitong (the “Guangyitong Equity Transfer”), upon the completion of which, Bo has ceased to be a shareholder of Guangyitong and William directly holds 20% of the equity interests in Guangyitong;

WHEREAS, prior to or on the date of this Novation Agreement, Bo has also transferred to William and Xiaojun Hui 9% and 1% of the equity interests in Guangzhou NetEase, respectively (such equity transfers together with the Guangyitong Equity Transfer, the “Equity Transfers”), upon the completion of which (a) Bo has ceased to be a shareholder of Guangzhou NetEase and an indirect shareholder of Guangyitong, and (b) William holds 99% of the equity interests in Guangzhou NetEase;

WHEREAS, in connection with the Equity Transfers, the parties have agreed that Bo will be removed as a party to the Operating Agreement and desire to recognize William as a successor to Bo’s rights, obligations and liabilities under the Operating Agreement; and

WHEREAS, the parties wish to memorialize the novation of Bo’s rights and obligations under the Operating Agreement to William and to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Novation and Transfer; Consent. Each of NetEase Beijing and Guangyitong hereby consents and agrees to the assignment and transfer of the Operating Agreement, including the transfer of all of Bo’s rights, obligations and liabilities thereunder as “Party C”, by Bo to William with respect to Bo’s rights, obligations and liabilities thereunder in his capacity as the holder of 20% of the equity interests in Party B, and each of NetEase Beijing and Guangyitong hereby agrees that the substitute performance by William as a successor to Bo as “Party C” under the Operating Agreement constitutes a complete novation of all rights formerly owed to Bo and all obligations formerly owed by Bo under the Operating Agreement.

2.                                      Assumption.  William agrees that he shall be bound by and perform the Operating Agreement and assumes all obligations, liabilities and duties of Bo as “Party C” under the Operating Agreement as a direct shareholder of 20% of the equity interests in Guangyitong.

3.                                      Acceptance of Substitute Performance.  Each of NetEase Beijing and Guangyitong hereby agrees that, effective as of the Effective Date, it shall look solely to William as the successor of Bo as “Party C” in interest in and to the Operating Agreement, for the performance of the obligations under the Operating Agreement, without recourse to Bo should William fail to perform as “Party C”.

4.                                      Removal of Bo as a Party.  The parties hereby agree that Bo shall be removed as a party to the Operating Agreement.

5.                                      Amendment to Operating Agreement.

(a)         William agrees that he shall continue to be bound by and perform the Operating Agreement as “Party D” in respect of his indirect ownership of equity interests in Guangyitong, and Section 4 of the Recitals of the Operating Agreement shall be amended to read in its entirety as follows:

“4.                                References in this Agreement to Party D are to Party D in his capacity as the indirect owner of 79.2% of the equity interests in Party B through Party D’s direct ownership of 99% of the equity interests in Guangzhou NetEase Computer System Co., Ltd., which directly owns 80% of the equity interests in Party B.”

(b)         Each of NetEase Beijing, Guangyitong and William hereby agrees thatSection 2 of the Operating Agreement shall be amended to read in its entirety as follows:

“2.                                Party A, Party B, Party C and Party D hereby jointly agree and undertake that, at any time when PRC law permits foreign investors to invest in and operate all or any part of the business operated by Guangyitong, Party A and its affiliates shall have an option (but not an obligation) to acquire from Guangyitong all or any part of the ownership and operational rights of any business of Guangyitong or any of the equity interests in Guangyitong, or to establish a joint venture with Guangyitong, in which Party A or its affiliates shall be entitled to hold 50% (or such higher percentage as permitted under PRC law) of the total equity interests.  When Party A and its affiliates decide to acquire Guangyitong’s assets or operational rights relating to the business of Guangyitong or any equity interests in Guangyitong or to establish a joint venture with Guangyitong, the consideration thereof shall be the lowest price permitted by then effective PRC law and, if required by the relevant government authorities, shall be based on the result of valuation by a qualified valuation firm (provided that such firm and the valuation method to be adopted shall be chosen solely by Party A to the extent not violating PRC law).  Party A, Party B, Party C and Party D each hereby undertakes to take all necessary measures to facilitate and complete the acquisition or the establishment of a joint venture when Party A and its affiliates decide to acquire Guangyitong’s assets or operational rights or any equity interests in Guangyitong or to establish a joint venture with Guangyitong.  “PRC law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.”

6.                                      Miscellaneous.

(a)         Governing Law.  This Novation Agreement shall be governed by and construed in accordance with the PRC law.

(b)         Entire Agreement.  All terms and conditions of the Operating Agreement other than those that have been novated and amended by this Novation Agreement shall remain unchanged, and this Novation Agreement, together with the Operating Agreement, constitutes the entire agreement among the Parties relating to the subject matters hereof.

(c)          Counterparts.  This Novation Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, this Novation Agreement has been executed by the parties effective as of the date first set forth above.

NetEase Information Technology (Beijing) Co., Ltd. (seal)

		By:	/s/ William Lei Ding
Name:
Title:

Beijing Guangyitong Advertising Co., Ltd. (seal)

		By:	/s/ William Lei Ding
Name:
Title:

William Lei Ding

/s/ William Lei Ding

Bo Ding

/s/ Bo Ding

Acknowledged and agreed to:

Guangzhou NetEase Computer System Co., Ltd. (seal)

By:	/s/ William Lei Ding
Name:
Title: